Exhibit 99.1

News Release

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2021

The Company Expects 2021 Revenue to Exceed $625M

BEVERLY, Mass. — August 4, 2021—Axcelis Technologies, Inc. (Nasdaq: ACLS), a lending supplier of enabling ion implantation solutions for the semiconductor industry, today announced financial results for the second quarter ended June 30, 2021.

Highlights for the second quarter are as follows:

•	The Company reported second quarter revenue of $147.3 million, compared to $132.8 million for the first quarter of 2021. This includes quarterly system revenues above $100 million, the first time since 2004.

•	Operating profit for the quarter was $24 million, compared to $20.3 million for the first quarter.

•	Net income for the quarter was $18.9 million, or $0.55 per diluted share, compared to net income of $16.5 million, or $0.48 per diluted share for the first quarter.

•	Gross margin for the quarter was 43.5%, compared to 42.5% in the first quarter.

•	Cash, cash equivalents and restricted cash were $220.5 million on June 30, 2021, compared to $207.5 million on March 31, 2021, after the settlement of stuck repurchases of $13.4 million.

•	Shipped multiple high current and high energy Purion™ and legacy implant systems to multiple fab locations for a leading foundry located in China.

•	Shipped multiple Purion M™ Power Series SiC medium current and Purion XE™ Power Series SiC high energy implanters to several leading SiC power device manufacturers located in Asia and Europe.

President and CEO Mary Puma commented, “Axcelis delivered strong second quarter financial performance as a result of overall strength in the semiconductor industry combined with growing demand for our Purion™ implant products, especially in the high growth power device market. The rapid acceleration of the electrification of the automotive industry is creating substantial demand for power devices and image sensors, which is driving sustainable growth for the Purion product extensions specifically developed for these markets. As a result of these market trends and the traction of our Purion base products and product line extensions, Axcelis is on track to exceed $625 million in revenue for the full year 2021. The Company is well positioned for strong sustainable growth.”

Business Outlook

For the third quarter ending September 30, 2021, Axcelis expects revenues to be approximately $170 million. Gross margin in the third quarter is expected to be approximately 42.5%. Third quarter operating profit is forecasted to be approximately $32 million with earnings per diluted share of approximately $0.70. The Company also expects to exceed $625 million in revenue for the full year 2021.

News Release

Second Quarter 2021 Conference Call

The Company will host a call to discuss the results for the second quarter on Thursday, August 5, 2021 at 8:30 am ET. The call will be available to interested listeners via an audio webcast that can be accessed through the Investors page of Axcelis' website at www.axcelis.com, or by dialing 866.588.8911 (707.294.1561 outside North America). Participants calling into the conference call will be requested to provide the company name, Axcelis Technologies, and Audience Passcode: 7664896. Webcast replays will be available for 30 days following the call.

Safe Harbor Statement

This press release and the conference call contain forward-looking statements under the Private Securities Litigation Reform Act safe harbor provisions. These statements, which include our expectations for spending in our industry and guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are outside the control of the Company, including that customer decisions to place orders or our product shipments may not occur when we expect, that orders may not be converted to revenue in any particular quarter, or at all, whether demand will continue for the semiconductor equipment we produce or, if not, whether we can successfully meet changing market requirements, and whether we will be able to maintain continuity of business relationships with and purchases by major customers. Increased competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and instability caused by changing global economic, political or financial conditions could also cause actual results to differ materially from those in our forward-looking statements. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 40 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

News Release

Company Contacts

Investor Relations:

Doug Lawson
978.787.9552

Editorial/Media:

Maureen Hart
978.787.4266

News Release

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue:
Product	$140,156	$117,194	$266,765	$229,327
Services	7,118	5,771	13,285	12,629
Total revenue	147,274	122,965	280,050	241,956
Cost of revenue:
Product	76,688	65,519	147,022	132,691
Services	6,572	5,547	12,579	11,817
Total cost of revenue	83,260	71,066	159,601	144,508
Gross profit	64,014	51,899	120,449	97,448
Operating expenses:
Research and development	16,623	16,040	32,308	30,646
Sales and marketing	12,177	9,437	22,564	17,641
General and administrative	11,217	10,041	21,230	19,077
Total operating expenses	40,017	35,518	76,102	67,364
Income from operations	23,997	16,381	44,347	30,084
Other (expense) income:
Interest income	40	70	73	552
Interest expense	(1,274)	(1,299)	(2,303)	(2,602)
Other, net	(15)	421	(1,168)	(199)
Total other expense	(1,249)	(808)	(3,398)	(2,249)
Income before income taxes	22,748	15,573	40,949	27,835
Income tax provision	3,842	2,271	5,563	3,312
Net income	$18,906	$13,302	$35,386	$24,523
Net income per share:
Basic	$0.56	$0.40	$1.05	$0.74
Diluted	$0.55	$0.39	$1.03	$0.72
Shares used in computing net income per share:
Basic weighted average common shares	33,677	33,116	33,696	32,998
Diluted weighted average common shares	34,311	33,958	34,473	34,023

News Release

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$219,731	$203,479
Accounts receivable, net	79,544	86,865
Inventories, net	192,321	161,076
Prepaid expenses and other current assets	22,535	19,371
Total current assets	514,131	470,791
Property, plant and equipment, net	30,683	29,840
Operating lease assets	7,626	4,542
Finance lease assets, net	19,889	20,544
Long-term restricted cash	755	753
Deferred income taxes	51,386	57,851
Other assets	36,170	40,303
Total assets	$660,640	$624,624
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,695	$24,013
Accrued compensation	14,906	24,562
Warranty	4,690	4,280
Income taxes	622	654
Deferred revenue	34,112	21,221
Current portion of finance lease obligation	864	756
Other current liabilities	10,585	8,945
Total current liabilities	106,474	84,431
Long-term finance lease obligation	46,923	47,393
Long-term deferred revenue	1,406	1,837
Other long-term liabilities	11,735	9,361
Total liabilities	166,538	143,022

Stockholders’ equity:
Common stock, $0.001 par value, 75,000 shares authorized; 33,657 shares issued and outstanding at June 30, 2021; 33,633 shares issued and outstanding at December 31, 2020	34	34
Additional paid-in capital	561,680	570,102
Accumulated deficit	(70,281)	(91,969)
Accumulated other comprehensive income	2,669	3,435
Total stockholders’ equity	494,102	481,602
Total liabilities and stockholders’ equity	$660,640	$624,624